Exhibit 99.1
FARUQI & FARUQI, LLP
Benjamin Heikali (SBN 307466)
10866 Wilshire Boulevard, Suite 1470
Los Angeles, CA 90024
Telephone: (424) 256-2884
Facsimile: (424) 256-2885
Email: bheikali@faruqilaw.com

Counsel for Plaintiff

UNITED STATES DISTRICT COURT
CENTRAL DISTRICT OF CALIFORNIA

ANGELA KLEINFELDT, Derivatively on Behalf of Nominal Defendant, NATURAL HEALTH TRENDS CORP.,

   Plaintiff,

   vs.

CHRIS T. SHARNG, GEORGE K. BROADY, KIN Y. CHUNG, RANDALL A. MASON, CHRISTOPHER R. O’BRIEN, and TIMOTHY S. DAVIDSON,

   Defendants,

                        And

NATURAL HEALTH TRENDS CORP.

   Nominal Defendant.

Case No. 2:16-cv-01547 NOTICE OF SHAREHOLDER DERIVATIVE ACTION, PROPOSED SETTLEMENT, AND SETTLEMENT HEARING

On March 5, 2018, Natural Health Trends Corp. (the “Company”), in its capacity as a nominal defendant, entered into a Stipulation of Settlement (the “Stipulation”) in the shareholder derivative actions filed in the U.S. District Court for the Central District of California (the “Federal Court”), styled Kleinfeldt v. Sharng et al., No. 2:16-cv-01547 (C.D. Cal.), and the Superior Court of the State of California for the County of Los Angeles (“State Court”), styled Zhou v. Sharng et al., No. BC609412 (collectively, the “Actions”). The Actions assert claims on the Company’s behalf against certain current and former directors and officers of the Company.

The Stipulation and the settlement contemplated therein (the “Settlement”), including dismissal of all claims with prejudice in the Kleinfeldt action, is subject to approval by the Federal Court, and is contingent on the State Court granting voluntary dismissal with prejudice of the Zhou Action. The proposed Settlement requires the Company to adopt certain additional corporate governance measures and procedures, as outlined in Exhibit A to the Stipulation, and provides for a single Fee and Expense Award in the total amount of two hundred fifty thousand dollars ($250,000) to be paid by Defendants’ insurer to Plaintiffs’ Counsel in the Actions. Defendants and the Company have denied and continue to deny any and all alleged wrongdoing.
This Notice is a summary only and does not describe all of the details of the Stipulation. For full details of the matters discussed in this summary, please see the full Stipulation on the Company’s corporate website, or contact Plaintiffs’ Counsel at the address listed below. All capitalized terms used in this Notice, unless otherwise defined herein, are defined as set forth in the Stipulation.
Summary
On April 4, 2018, the Federal Court entered an order preliminarily approving the Stipulation and the Settlement contemplated therein, and providing for notice in a Form 8-K filed with the Securities and Exchange Commission, in a press release, and on the Company’s corporate website (the “Preliminary Approval Order”). The Preliminary Approval Order further provides that the Federal Court will hold a hearing (“Final Hearing”) on July 16, 2018 at 10:00 a.m. before the Honorable Terry J. Hatter, Jr. in Courtroom 9B of the United States District Court for the Central District of California, First Street Federal Courthouse, 350 W. 1st Street, 9th Floor, Los Angeles, CA 90012, pursuant to Federal Rule of Civil Procedure 23.1, to, among other things: (i) determine whether the proposed Settlement is fair, reasonable, adequate, and in the best interests of the Company and its shareholders; (ii) consider any objections to the Settlement submitted in accordance with the Notice; (iii) determine whether a Judgment substantially in the form attached as Exhibit C to the Stipulation should be entered dismissing all claims in the Kleinfeldt Action with prejudice and releasing the Released Claims against the Released Persons; (iv) consider the Fee and Expense Award; (v) consider the payment to the two Plaintiffs in the Actions of Service Awards in an amount not to exceed $1,000.00 each, which will be funded from the Fee and Expense Award; and (vi) consider any other matters that may properly be brought before the Federal Court in connection with the Settlement.
Any NHTC Shareholder who wishes to object to the fairness, reasonableness, or adequacy of the Settlement as set forth in the Stipulation, and/or to the Fee and Expense Award and/or the Service Awards, may file an objection. An objector must file with the Federal Court a written statement of his, her, or its objection(s): (a) clearly indicating the objector’s name, mailing address, daytime telephone number, and e-mail address (if any); (b) stating that the objector is objecting to the proposed Settlement, the Fee and Expense Award, and/or the Service Awards in Kleinfeldt v. Sharng et al., No. 2:16-cv-01547 (C.D. Cal.); (c) specifying the reason(s), if any, for each such objection made, including any legal support and/or evidence that such objector wishes to bring to the Federal Court’s attention or introduce in support of such objection; and (d) identifying and supplying documentation showing how many shares of NHTC common stock the objector owned as of March 5, 2018, when the objector purchased or otherwise acquired such shares, and proof that the objector still owns such NHTC shares.

The objector must file such objections and supporting documentation with the Clerk of the Court, U.S. District Court Central District of California, Western Division, First Street Federal Courthouse, 350 W. 1st Street Los Angeles, CA 90012, not later than twenty-one (21) days prior to the Final Hearing, and, by the same date, copies of all such papers must also received by each of the following persons:

Counsel for Plaintiff:
Stuart J. Guber, Esq.
FARUQI & FARUQI, LLP
101 Greenwood Avenue, Suite 600
Jenkintown, PA 19046

Counsel for Defendants:
Angela L. Dunning, Esq.
COOLEY LLP
3175 Hanover Street
Palo Alto, CA 94304

An objector may file an objection on his, her, or its own or through an attorney hired at his, her, or its own expense. If an objector hires an attorney for purposes of making such objection pursuant to this paragraph, the attorney must serve a notice of appearance on the counsel listed above and file such notice with the Federal Court no later than twenty-one (21) days before the Final Hearing. Any NHTC shareholder who does not timely file and serve a written objection complying with the terms of this paragraph shall be deemed to have waived, and shall be foreclosed from raising, any objection to the Settlement, and any untimely objection shall be barred. Any submissions by the Parties in opposition or response to objections or in further support of the Settlement shall be filed with the Federal Court no later than seven (7) days before the Final Hearing.
Any objector who files and serves a timely, written objection in accordance with the instructions above and herein, may appear at the Final Hearing either in person or through counsel retained at the objector’s expense. Objectors need not attend the Final Hearing, however, in order to have their objections considered by the Federal Court. Timely objectors or their attorneys intending to appear at the Final Hearing are required to indicate in their written objection (or in a separate notice filed with the Court and submitted to the counsel listed in the preceding paragraph no later than twenty-one (21) days prior to the Final Hearing) that they intend to appear at the Final Hearing and identify any witnesses they may call to testify and exhibits they intend to introduce into evidence at the Final Hearing. Any objector who does not timely file and serve a notice of intention to appear in accordance with this paragraph shall not be permitted to appear at the Final Hearing, except for good cause shown.
If you are a current holder of NHTC common stock and do not take steps to appear in the Kleinfeldt Action and object to the proposed Settlement, you will be bound by the Judgment of the Federal Court and will forever be barred from raising an objection to the Settlement in this or any other action or proceeding, and from pursuing any of the Released Claims.

If you held NHTC common stock as of March 5, 2018 and continue to hold such stock, you may have certain rights in connection with the proposed Settlement. You may obtain further information by contacting counsel for Plaintiff Kleinfeldt at: Stuart J. Guber, Esq., Faruqi & Faruqi, LLP, 101 Greenwood Avenue, Suite 600, Jenkintown, PA 19046, Telephone: (212) 277-5770, Email: sguber@faruqilaw.com.